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                                                                    EXHIBIT 99.1

                                 FORM OF PROXY




       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
         SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 24, 2002

                  The undersigned hereby appoints Kevin E. Hylton and Carmen L. Smith, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote, as designated below, all the shares of (i) common stock, par value, $0.01 per share of The Ackerley Group, Inc., and (ii) Class B common stock, par value $0.01 per share, of The Ackerley Group, Inc., which the undersigned would be entitled to cast if personally present at the Special Meeting of shareholders of The Ackerley Group, Inc. to be held on January 24, 2002 at 9:00 a.m., local time, at 351 Elliott Avenue West, Seattle, Washington, and at any postponement or adjournment thereof.

                  THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER PROPOSAL. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE MERGER PROPOSAL (PROPOSAL 1) AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

                  Your vote is important. Failure to sign and return this Proxy, or attend the Special Meeting and vote by ballot, will have the same effect as a vote against the merger proposal.

                  Please mark, sign, date and promptly return this proxy card using the enclosed postage paid envelope. If your address is incorrectly shown, please print changes.

                      IMPORTANT - THIS PROXY MUST BE SIGNED
                          AND DATED ON THE REVERSE SIDE


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                                                            Please mark your
                                                            votes as indicated
                                                            in this example. [X]



1.   To approve and adopt the Agreement and Plan      For     Against    Abstain
     of Merger dated as of October 5, 2001, by and    [ ]       [ ]        [ ]
     among, The Ackerley Group, Inc., a Delaware corporation, Clear Channel Communications,
     Inc., a Texas corporation, and CCMM Sub,
     Inc., a wholly owned subsidiary of Clear
     Channel by means of a merger of CCMM with and into Ackerley. The Agreement and Plan of
     Merger is attached to the accompanying
     document as Appendix A.


2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Special
     Meeting.

All other proxies heretofore given by the undersigned to vote shares of common stock or Class B common stock of The Ackerley Group, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting, are hereby expressly revoked.


Dated: ____________________________


-----------------------------------
Signature(s)


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Signature(s)

Please date this proxy and sign it exactly as your name or name(s) appear(s) above. When shares are held jointly, both must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

                             THANK YOU FOR VOTING.